Exhibit 31.2

CERTIFICATION

I, Thomas Sammons, certify that:

1.    I have reviewed this Amendment No. 1 to annual report on Form 10-K/A of TechPrecision Corporation for the year ended March 31, 2017;

2.    Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Dated: July 28, 2017	/s/ Thomas Sammons
Thomas Sammons
Chief Financial Officer